UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

PROXY STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934

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HuntMountain Resources

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HuntMountain Resources

1611 N. Molter Road, Suite 201

Liberty Lake, Washington 99019

Notice of Annual Meeting of Shareholders

To be Held on October 25, 2007

Dear Shareholder:

We are pleased to invite you to attend our Annual Meeting of Shareholders of HuntMountain Resources, which will be held at 2:00 pm Pacific Time on October 25, 2007, at 1611 N. Molter Road, Ste. 201, Liberty Lake, Washington. The primary business of the meeting will be to:

•	Elect seven (7) members to the Board of Directors for a one year term or until their respective successors are elected and qualified.
•	Approve a change in our corporate domicile from Nevada to Washington in order to facilitate the company’s application for listing on the TSX Venture Exchange.
•	Transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record on the books of the Company at the close of business on September 10, 2007, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.

We Are Not Asking You for a Proxy and You Are Not Requested To Send Us A Proxy.

Building Value through Exploration

HuntMountain Resources is growing rapidly. During 2006 and continuing into 2007, HuntMountain has acquired mining and exploration rights to ten properties in three countries. Meantime, we are aggressively pursuing similar opportunities in other target rich locations, including Mexico. The core goal of the business is to build shareholder value through exploration in the Americas. Specific geographic targets will generally be expected to have an outstanding mining history, be in areas of political stability and be in locations where local community support for the mining industry is positive.

HuntMountain has experienced an exciting year of growth and development during 2006, and we are working hard to achieve greater success in the year ahead.

Thank you for taking part in this venture as an investor and shareholder. We look forward to seeing you at the Shareholders Meeting on October 25, 2007.

Sincerely,

Tim Hunt, Chairman, President & CEO

HuntMountain Resources

1611 North Molter Road, Suite 201

Liberty Lake, Washington 99019

_________________________________

INFORMATION STATEMENT

Relating to

Annual Meeting of Shareholders

To be held on October 25, 2007

INTRODUCTION

This Information Statement is being furnished by the Board of Directors of HuntMountain Resources, (the “Company”) to holders of shares of the Company’s $0.001 par value Common Stock (the “Common Stock”) in connection with the Annual Meeting of Shareholders of the Company to be held on October 25, 2007, and any postponements or adjournments thereof (the “Annual Meeting”), for purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Information Statement is first being mailed to the Shareholders on or about October 5, 2007.

Management is the record and beneficial owner of 25,846,250 shares (approximately 80.1%) of the Company’s outstanding Common Stock. It is management’s intention to vote all of its shares in favor of each matter to be considered by the Shareholders.

PURPOSE OF THE ANNUAL MEETING

Election of Directors

At the Annual Meeting, shareholders entitled to vote will be asked to consider and take action on the election of seven directors to the Company’s Board of Directors, each to serve for a one year term or until their respective successors are elected and qualified. In addition, a change in our corporate domicile from Nevada to Washington is requested to facilitate the listing on the TSX Venture Exchange.

Reincorporation from Nevada to Washington

At the Annual Meeting, shareholders entitled to vote will be asked to consider and take action on a proposal to change our corporate domicile from Nevada to Washington in order to facilitate our anticipated application to list on the TSX Venture Exchange. There can be no assurance that we will be approved for listing on the TSX Venture Exchange should we apply.

Other Business

To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

VOTING AT ANNUAL MEETING

Record Date. The Board of Directors of the Company has fixed the close of business on September 10, 2007 as the record date for the purpose of determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 32,266,285 issued and outstanding shares of Common Stock. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting.

Voting Power. Shareholders of the Common Stock of the Company are entitled to one vote for each share held. There is no cumulative voting for directors.

Board Recommendations

The recommendations of our board of directors are set forth together with the description of each proposal in this proxy statement.

In summary, our board of directors recommends a vote for “FOR” election of the directors named in this proxy statement (see Proposal One) and “FOR” approval of the Agreement and Plan of Merger pursuant to which we will reincorporate from the State of Nevada to the State of Washington (see Proposal Two).

Required Approvals. By unanimous consent the Board of Directors of the Company has approved and recommended to the shareholders for their approval: (i) the nominations of Tim Hunt, William R. Green, Gregory B. Lipsker, Alastair H. Summers, Randal L. Hardy, Eberhard A. Schmidt and Michael M. Mastor to the board of directors of the Company to serve for a one-year term or until their respective successors are elected and have qualified; and (ii) to change of corporate domicile from Nevada to Washington.

Directors are elected by a plurality of the votes cast by the holders of the Common Stock meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as Directors up to the maximum number of Directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstentions, broker nonvotes or otherwise) have no impact in the election of Directors, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. The election of Directors will be accomplished by determining the seven (7) nominees receiving the highest total votes.

Approval of the proposal to effectuate a change in our domicile from the State of Nevada to the State of Washington pursuant to the proposed Agreement and Plan of Merger requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting.

Our majority shareholder has already indicated that he will vote in favor of both of these proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of August 31, 2007 regarding any person known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities as well as the names and shareholdings of each director and executive officer of the Company, and the shareholdings of all directors and executive officers as a group.

Security Ownership of Management

The following table sets out as of August 31, 2007, the names and shareholdings of each director and executive officer of the Company, and the shareholdings of all directors and executive officers as a group. At such date, the number of issued and outstanding shares of common stock of the Company was 32,266,285 and there were an additional 1,660,000 shares that could potentially be issued within the next sixty days upon the exercise of vested stock options and warrants.

Amount and Nature of

Beneficial Ownership

Name of Person or Group                                             (all direct unless otherwise noted)      % of class

Tim Hunt – Chairman, President & Director (1)	24,875,250	75.80% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

William R. Green – Director (2)	1,046,000	3.22% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Gregory B. Lipsker – Vice Chairman (3)	730,000	2.25% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99109

Randal L. Hardy – Director (4)	225,000	.69% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99109

Eberhard A. Schmidt – Director (2)	155,000	0.48% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Alastair H. Summers – Director (2)	150,000	0.46% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Matthew Hughes – EVP & COO (5)	115,000	0.36% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Ronald E. Schutz – Chief Financial Officer (6)	110,000	0.34% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Danilo Silva - President of Cerro Cazador, S.A. (7)	100,000	0.31% (8)

1611 N. Molter Road, Ste 201

Liberty Lake, WA 99019

Total Management Group	27,506,250*	81.08% (9)
*All executive officers and directors as a group (10 persons)
______________________________________________________

(1)	Includes 23,525,275 shares owned through the Hunt Family Limited Partnership (HFLP), 508,700 shares owned jointly owned with Resa Hunt, Tim’s wife, 291,275 shares owned directly by Tim Hunt together 250,000 shares that could be issued upon exercise of options within 60 days, and 300,000 shares that could be issued through warrant conversion from a prior private equity sale. Tim Hunt personally exercises control powers over HFLP.
(2)	includes 150,000 shares that could be issued upon exercise of options within 60 days.
(3)	includes 250,000 shares that could be issued upon exercise of options within 60 6ays.
(4)	includes 150,000 shares that could be issued upon exercise of options within 60 days.
(5)	includes 100,000 shares that could be issued upon exercise of options within 60 days.
(6)	includes 60,000 shares that could be issued upon exercise of options within 60 days.
(7)	includes 100,000 shares that could be issued upon exercise of options within 60 days.
(8)	percentage calculations noted above assumes that only specific identified exercised its options and/or warrants.
(9)	percentage calculation is based upon assumes that all executive officers and directors exercise options and/or warrants.

There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

RECENT MARKET PRICES

MARKET PRICE OF COMMON EQUITY

The Common Stock of the Company is traded in the over the counter market on the NASD Bulletin Board under the symbol “HNTM”. The shares were listed for trading during the third quarter of 2005. From 2002 until that time, the shares had been traded in the over the counter market on the NASD Bulletin Board under the symbol “MMLC”. The following table shows the high and low closing sales prices for the Common Stock for each quarter since January 1, 2005. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

2005	High Closing	Low Closing
First Quarter	.16	.09
Second Quarter	.40	.20
Third Quarter	.43	.31
Fourth Quarter	.32	.23

2006

First Quarter	.42	.20
Second Quarter	.47	.38
Third Quarter	.65	.44
Fourth Quarter	.80	.56

2007

First Quarter	.80	.52
Second Quarter	.50	.40

Holders

As of June 30, 2007 there were approximately 1,533 shareholders of record of the Company’s Common Stock.

Dividends

The Company has never paid any dividends and does not anticipate the payment of dividends in the foreseeable future.

EXECUTIVE OFFICERS AND DIRECTORS

The following information is provided as of the date of this memorandum with respect to each executive officer and director of the Company:

Name (age)	Position	Length of Service
Tim Hunt (55)	Chairman, President and Director	2005
Gregory B. Lipsker (57)	Vice Chairman and Director	2007*
William R. Green (69)	Director	1993
Eberhard A. Schmidt (70)	Director	2005
Alastair H. Summers (71)	Director	2006
Randal L. Hardy (46)	Director	2005**
Michael M. Mastor (49)	Director	2007
Matthew J. Hughes (47)	Executive Vice-President of Exploration & COO	2005

Danilo Silva (45)	President of wholly-owned subsidiary Cerro Cazador, S.A.	2006

Ronald E. Schutz (57)	Chief Financial Officer	2006

*Previously held officer and director positions with the predecessor company, Metaline Mining & Leasing Company.

**Previously served as President and Chief Financial Officer of the Company.

Tim Hunt, Chairman and Chief Executive Officer, is a general partner of HFLP and is the founder and president of Spokane, Washington-based T.R.A. Industries, Inc., dba Huntwood Industries, one of the largest building products manufacturer in Eastern Washington. Mr. Hunt has led the development of Huntwood Industries over the past 20 years – taking the business from a start-up venture to a significant middle-market enterprise. During his business career, Mr. Hunt has been engaged in a variety of business start-up ventures both related and unrelated to Huntwood Industries. Mr. Hunt had also previously served as a member of the board of directors at State National Bank; a community based financial institution headquartered in Eastern Washington.

William R. Green, P.E., Ph.D. is a mining engineer and geologist, and was a professor of mining engineering at the University of Idaho from 1965 to 1983. He has been actively involved in the mining industry since 1962, working as a consultant to financial managers and various US and Canadian public mining companies. He was a co-founder, and served as an officer and director, of both Bull Run Gold Mines and Yamana Resources. He was the President, CEO and Chairman of Mines Management, Inc., a U.S. public company from 1964 until 2003.

Gregory B. Lipsker, Attorney Greg Lipsker’s appointment in August 2007 represents a key addition to the board, and a decisive move to gain tactical expertise for the long-term strategic positioning of the company. Mr. Lipsker is a major shareholder in the company and previously served as the company’s outside counsel. He had also served as the President and Director of HuntMountain’s predecessor company, Metaline Mining and Leasing. Mr. Lipsker earned his bachelor and masters degrees from Gonzaga University and his jurist doctorate from Georgetown University School of Law. He is a member of the Spokane County and Washington Bar Associations, Rocky Mountain Mineral Law Foundation, and the Northwest Mining Association. This appointment was also effective August 24, 2007.

Eberhard A. Schmidt, Ph.D. has more than 35 years of experience in exploring, evaluating and developing precious and base metal properties in the western United States and Mexico. He managed regional exploration offices for Cyprus Mines, Amoco Minerals and Meridian Minerals in Spokane and for Minera Hecla in Mexico. Dr. Schmidt received his Ph.D. in Structural and Economic Geology from the University of Arizona and is a past president of the Northwest Mining Association.

Alastair H. Summers has more than 45 years of experience in mine development and production in North and South America, including over ten years as an executive with Hecla Mining Company. He was Vice President and General Manager for Minera Hecla de Mexico responsible for the design, construction, operation and reclamation of the La Choya open pit/heap leach gold mine. Mr. Summers also served as President and General Manager of Minera Hecla Venezolana initiating improvements to Hecla’s La Camorra operation which resulted in production increases from 85,000 to 250,000 ounces of gold per year. Mr. Summers’ career includes the development, design, and operation of several successful mines for The Bunker Hill Company, Western Nuclear, and American Mine Services. He is registered as a Professional Geologist in Idaho and Professional Engineer in Colorado.

Randal L. Hardy, serves as President and CEO Timberline Resources Corporation, a public drilling and precious metals exploration venture based in Coeur d’Alene, ID. Mr. Hardy was appointed as a Director in August 2007. Mr. Hardy was appointed to this position after previously holding the position of President of the Company since September 2006, and immediately prior to this time servicing as its Vice President and Chief Financial Officer. Mr. Hardy has over 20 years of experience in financial and operational management. He is the former President and CEO of Sunshine Minting, Inc., a precious metal custom minting and manufacturing firm. During his 8-year tenure as the company’s President, it grew from 25 employees to over 125. Prior to this, Mr. Hardy served as Treasurer of the NYSE-listed Sunshine Mining and Refining Company for over 6 years. He graduated Magna Cum Laude from Boise State University with a BBA in Finance and was named a Top Ten Scholar for his class. Mr. Hardy has traveled and worked extensively around the world and is fluent in French.

Michael M. Mastor, was appointed a Director in September 2007. From July 1998 to present, he has been a licensed financial advisor and franchise owner with Ameriprise Financial. Prior to his work at Ameriprise, he served as Mine Manager for Newmont Gold Company. He received his B.S. in Mining Engineering from the Colorado School of Mines.

Matthew J. Hughes, Executive Vice President of Exploration and Chief Operating Officer, is a geologist with seventeen years of experience in the discovery, exploration and mining of precious metal projects in the United States, Argentina, China, Brazil and Uzbekistan. Mr. Hughes was appointed as the Executive Vice President of Exploration and Chief Operating Officer in August 2007 after having served as Vice President of Exploration since December 2005. He has been directly responsible for the discovery of numerous precious and base metal occurrences, including the producing Mina Martha high-grade silver lode in Santa Cruz, Argentina. He has worked as the Chief Geologist for Mundoro Mining, Inc. where he led the exploration and development of the nine million ounce Maoling gold deposit, thought to be the largest undeveloped gold deposit in China. He served as Senior Exploration Geologist and consultant for Yamana Resources, Minas Buenaventura, and Silver Standard Resources. Mr. Hughes has been the Vice President of Exploration for Platero Resources, Chief Mine Geologist for Kinross Candelaria Mining Co., and Exploration Geologist for NERCO Exploration and Atlas Precious Metals. He received his Bachelor of Science degree in geology from the University of Oregon.

Danilo Silva, General Manager of South American Operations, also serves as the President of our wholly-owned Argentine subsidiary, Cerro Cazador, S.A. He has over 18 years of experience in the natural resources industry, including over 11 years as a geologist in base and precious metal mining exploration. Mr. Silva has served as Senior Geologist and Project Manager for Yamana Resources and Compania Minera Polimet, as Senior Geologist for Buenaventura, and as General Manager for Platero Resources. While serving in these positions, he discovered numerous viable gold and silver targets. He has led successful exploration and drill programs and has managed the advancement of many projects, including the discovery and development of the Mina Martha high-grade silver mine in Santa Cruz province. Mr. Silva has served as a consulting geologist for several companies, including Placer Dome and Hidefield Gold. Mr. Silva holds a degree in Geological Science from the National University at Bahia Blanca in Argentina.

Ronald E. Schutz, was appointed Chief Financial Officer in September 2006. He is the former Director of Finance and Risk Management for T.R.A. Industries, Inc. d/b/a Huntwood Industries, a closely-held building products company owned by Tim Hunt as noted above. Just immediately prior to Huntwood, he worked for two years as a Registered Representative and Financial Advisor with Morgan Stanley. Over his 30-year career, Mr. Schutz has been engaged in senior management positions in commercial banking and equipment leasing. He also held the position of Manager of the Investment Opportunities Office within the Washington State Department of Trade and Economic Development. Mr. Schutz is engaged part-time in Ph.D. studies in Business Management at Northcentral University. He also holds an MBA in General Management from City University of Seattle and a BA in Economics from Western Washington University. Mr. Schutz is not an employee, but provides services to the Company while serving as an employee of Huntwood Industries.

Meetings of the Board and Board Member Attendance of Annual Meeting

During the fiscal year ending December 31, 2006, the Board held four meetings of the Board. None of the incumbent Directors attended fewer than 75% of the Board meetings. Board members are not required to attend the annual meeting. Last year 100% of the members of the Board attended the annual meeting.

Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, at 1611 North Molter Road, Suite 201, Liberty Lake, Washington 99019. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

Board Committees

The entire board performs the function of the Audit, Compensation and Nominating Committees. Directors are currently nominated by the total Board of Directors. The Company has adopted charters for the Audit, Compensation and Nominating Commitees. The charters are posted on the Company’s website at www.huntmountain.com and are attached to the 8-K filed with the Securities and Exchange Commission on May 12, 2006 as Exhibit 99.1 – 99.3.

The Audit Committee approves the selection of the Company’s independent certified public accountants to audit the annual financial statements and review the quarterly financial statement, discusses with the auditors and approves in advance the scope of the audit and reviews, reviews management’s administration of the system of internal controls, and reviews the Company’s procedures relating to business ethics. The board of directors has determined that Dr. William Green, Dr. Eberhard Schmidt, Alastair H. Summers and Michael Mastor are “independent” directors as that term is defined in Rule 4200(a) (14) of the

NASD’s listing standards, such that a majority of the board is independent. Tim Hunt is not deemed to be an independent director as defined by the same rule. The board of directors has also determined that Dr. William Green meets the SEC definition of an “audit committee financial expert.”

Audit Committee Report

The  Company’s Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors (the “Board”).  The Committee consists of the entire Board, four of whom are “independent” as determined under Rule 10A-3 of the United States Securities Exchange Act of 1934, as amended, and the rules of the American Stock Exchange. The Committee operates under a written charter adopted by the Board.

The Committee assists the Board by overseeing the (1) integrity of the Company’s financial reporting and internal control, (2) independence and performance of the Company’s independent auditors, (3) and provides an avenue of communication between management, the independent auditors, and the Board.

In the course of providing its oversight responsibilities regarding the 2006 financial statements, the Committee reviewed the 2006 audited financial statements, which appear in the 2006 Annual Report to Shareholders, with management and the Company’s independent auditors. The Committee reviewed accounting principles, practices, and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee reviewed the independence and performance of the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, and such other matters as required to be communicated by the independent auditors in accordance with Statement on Auditing Standards 61, as modified or supplemented.

The Committee meets with the independent auditors to discuss their audit plans, scope and timing on a regular basis, with or without management present. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board, Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2006. The Committee and the Board have also recommended the selection of LeMaster & Daniels PLLC as independent auditors for the Company for the December 31, 2007.

Submitted by the Audit Committee Members
Tim Hunt
William Green
Eberhad Schmidt
Alastair Summers

Additional information relating to the Audit Committee is contained in the following sections of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006: “Item 9 – Directors and Executive Officers” and “Item 14 – Principal Accountant Fees and Services”.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of the entire Board of Directors, a majority of whom are independent as defined under the rules of the NASD. The Corporate Governance and Nominating Committee is responsible for developing the Company’s approach to corporate governance issues and compliance with governance rules. The Corporate Governance and Nominating Committee is also mandated to plan for the succession of the Company, including recommending director candidates, review of board procedures, size and organization, and monitoring of senior management with respect to governance issues. The committee is responsible for the development and implementation of corporate communications to ensure the integrity of the Company’s internal control and management information systems. The purview of the Corporate Governance and Nominating Committee also includes the administration of the board’s relationship with the management of the Company, monitoring the quality and effectiveness of the Company’s corporate governance system and ensuring the effectiveness and integrity of the Company’s communication and reporting to shareholders and the public generally.

Shareholder nominees are subject to the same consideration as nominees selected by the Committee or the Board.  The Committee does not have a set policy for whether or how shareholders are to recommend nominees for consideration by the Board.  No shareholder or shareholders holding 5% or more of the Company’s outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board.

All of the Nominees included on the proxy card accompanying this proxy statement were nominated by the Nominating Committee and were recommended by the Company’s current board of directors.

During the fiscal year ended December 31, 2006, the Corporate Governance and Nominating Committee met four times.

Appointment of Auditors

The Audit Committee has appointed the firm of LeMaster & Daniels PLLC as the Corporation’s independent auditors for fiscal year ended December 31, 2007. LeMaster & Daniels PLLC has served as the Corporation’s independent auditors since 2002. No representative of LeMaster & Daniels PLLC is expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for the Corporation. Therefore, the Corporation is not submitting the selection of LeMaster & Daniels PLLC to our shareholders for ratification. It is intended that LeMaster & Daniels PLLC will continue as the independent auditors for the company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

Audit Fees

The aggregate fees billed for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and 2005 and for services rendered by the Company’s principal accountant relating to the preparation of quarterly financial statements for inclusion in the Company’s quarterly reports on Form 10QSB were $16,737 and $11,465 respectively.

Audit Related Fees

The Company incurred no fees during the last two fiscal years for assurance and related services by the Company’s principal accountant that were reasonably related to the performance of the audit of the Company’s financial statements.

Tax Fees

The Company incurred fees totaling $2,173 and $1,025 during the fiscal years ended December 31, 2006 and 2005, respectively, for professional services rendered by the Company’s principal accountant for tax compliance, tax advice and tax planning.

All Other Fees

The Company incurred no fees during the fiscal years ended December 31, 2006 and 2005, respectively, for services rendered by the Company’s principal accountant relating all other services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more then ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent (10%) owners are required by Security and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) form filed by them.

Based solely on its review of copies of such forms furnished to the Company, the Company believes that for the year ended December 31, 2006 the following person has delinquent filings:  Tim Hunt (2) delinquent filings of the total 27 transactions filed in 2006.

COMPENSATION OF DIRECTORS AND OFFICERS

The following table sets forth the compensation paid by the Company to its Chief Executive Officer and our other most highly compensated officers for the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

Name	Year	Salary	Bonus	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualifed Deferred Compensation Earnings	All Other Compensation	Total

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)	(j)

Tim Hunt, Chairman	2006	$0	$0	$0	$0	(1)	$0	$0	$0	$0
and Chief Executive

Randal L. Hardy,	2006	$104,890	$0	$0	$30,100	(2)	$0	$0	$0	$134,990
President

(1) Mr. Hunt’s option grant is reflected in the Director Compensation table as it is only compensation for his service as a director. Mr. Hunt receives no compensation for his service as an executive.

(2) Consists of (i) an option grant on January 12, 2006 of 90,000 stock options exercisable as to 50,000 vesting on August 1, 2007 and 40,000 on August 1, 2006 at $0.20 per share, (ii) an option grant on April 11, 2006 of 50,000 stock options exercisable on August 1, 2008 at $0.38 per share and (iii) an option grant on November 3, 2006 of 100,000 stock options exercisable as to 50,000 on November 3, 2006, 25,000 on November 3, 2007 and 25,000 on November 3, 2008 at $0.63 per share.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Share or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Tim Hunt,	250,000(1)	0	0	0.25	03/26/11	–	–	–	–
Chairman and Chief
Executive Officer

Randal L. Hardy,	40,000(2)	0	0	0.20	07/31/11	–	–	–	–
President	0	50,000(3)	0	0.20	07/31/12	–	–	–	–
	10,000(4)	0	0	0.34	07/31/10	–	–	–	–
	50,000(5)	0	0	0.63	11/02/11	–	–	–	–
	0	25,000(6)	0	0.63	11/02/12	–	–	–	–
	0	25,000(7)	0	0.63	11/02/13	–	–	–	–
	0	50,000(8)	0	0.38	07/31/13	–	–	–	–

(1) Granted on March 27, 2006 fully vested.

(2) Granted on January 12, 2006, vested on August 1, 2006.

(3) Granted on January 12, 2006, vesting on August 1, 2007.

(4) Granted on August 1, 2005, vested on August 1, 2005.

(5) Granted on November 3, 2006, vested on November 3, 2006.

(6) Granted on November 3, 2006, vesting on November 3, 2007.

(7) Granted on November 3, 2006, vesting on November 3, 2008.

(8) Granted on April 11, 2006, vesting on August 1, 2008.

Executive Compensation Agreements and Summary of Executive Compensation

Report on Executive Compensation

During the year ended December 31, 2006, the Company’s Board of Directors was responsible for establishing compensation policy and administering the compensation programs of our executive officers. As Tim Hunt receives no compensation for his role as the chief executive officer and no other executive is a member of the Board, the Board believes it is appropriate for the entire Board to participate in the compensation discussions.

The amount of compensation paid by the Company to each of our officers and the terms of those persons’ employment is determined solely by the Board. The Board evaluates past performance and considers future incentive and retention in considering the appropriate compensation for the Company’s officers. The Company believes that the compensation paid to the Company’s directors and officers is fair to the Company.

Our Board believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials. The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.

Executive Compensation Agreements

We are not party to any employment contracts with any executive officer. Further, there are no service contracts of any officer of the Company and there is no arrangement or agreement made or proposed to be made between the Company and any of its named executive officers pursuant to which a payment or other benefit is to be made or given by way of compensation in the event of that officer’s resignation, retirement or other termination of employment, or in the event of a change of control of the Company or a change in the named executive officer’s responsibilities following such change in control.

None of the Named Executive Officers, or our directors or officers exercised any options in respect of our common shares during the most recently completed financial year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

William Green	–	–	$36,000(1)	–	–	–	$36,000
Eberhard Schmidt	–	–	$36,000(1)	–	–	–	$36,000
Alastair Summers	–	–	$46,500(2)	–	–	–	$46,500
Tim Hunt	–	–	$60,000(3)	–	–	–	$60,000

_________________

(1)	Each grant of 150,000 stock options were fully vested upon grant on March 26, 2006, with an expiration date of March 26, 2001. The Exercise Price is $0.25 per share.
(2)	Grant of 150,000 stock options were fully vested upon grant on October 2, 2006, with an expiration date of October 1, 2011. The exercise price is $0.45 per share.
(3)	Grant of 250,000 stock options for service as chairman of the board were fully vested upon grant on March 27, 2006.

Upon appointment to the board, directors are typically granted a fully vested stock option to purchase 150,000 at fair market value on date of grant. The chairman and vice-chairman each received a grant of 250,000 fully vested stock options. No annual compensation is paid to our directors.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Please refer to information contained within Item 12. Certain Relationships and Related Transactions of the Company’s 2006 Form 10-KSB, which is being mailed to shareholders with this Information Statement.

THE FOLLOWING PROPOSALS ARE SUBMITTED TO THE SHAREHOLDERS FOR CONSIDERATION AT THE ANNUAL MEETING OF SHAREHOLDERS:

PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS

The nominees for Directors, together with certain information with respect to them, are as follows:

Name	Age	Year First Became A Director
Tim Hunt	55	Director since 2005, President
William R. Green	69	Director since 1993
Eberhard A. Schmidt	70	Director since 2005
Alastair H. Summers	71	Director since 2006
Gregory B. Lipsker	57	Director since 2007
Randal L. Hardy	46	Director since 2007
Michael M. Mastor	49	Director since 2007

Personal background for the election of the directors is provided above.

Board Recommendation

The Board of Directors recommends a vote FOR each nominee to the Board of Directors.

PROPOSAL NUMBER TWO – APPROVAL OF REINCORPORATION

For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company’s state of incorporation from Nevada to Washington (the “Reincorporation”). The Board of Directors has unanimously approved the Reincorporation, which would be accomplished by a merger (the “Merger”) of the Company with and into its newly formed Washington subsidiary, HuntMountain Resources Merger Co. (the “Washington Corporation”). Upon effectiveness of the Merger, the Washington Corporation will survive the Merger, and “HuntMountain Resources Limited” will be the name of the continuing corporate entity. At the Annual Meeting, the shareholders will be asked to approve the Reincorporation from Nevada to Washington by means of the Merger. The Board of Directors may choose not to proceed with the proposed rencorporation.

Principal Reasons for the Proposed Reincorporation

The Company is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious metal properties throughout North and South America. Their current holdings include the Dun Glen Gold Project in northern Nevada, 125,000 acres of prospective gold properties in Santa Cruz Province, Argentina and 6,500 acres of claims in Quebec’s Abitibi region. The Company’s principal executive office is in Washington and the business address is and will continue to be 1611 North Molter Road, Ste. 201, Liberty Lake, Washington 99019.

The Company’s presence in Nevada involves the Company’s lease for the Dun Glen property in Nevada with an option to purchase a 100% interest in the claims. Lease payments began in 2006 and are considered advance royalty payments. The term of the lease is 10 years, renewable at the Company’s option for an additional ten years. The Company paid $37,500 in advance royalty payments during the quarter ended March 31, 2007, for this property. Future annual advance royalty payments begin at $45,000 per year in 2008 and escalate to $72,500 per year at the end of the fifth year of the lease and for every year beyond that, until the lease is terminated or the purchase option is exercised.  The Company has also agreed to keep the claims in good standing until the lease is terminated or the purchase option is exercised.

The Company is a Nevada corporation because of a merger on May 27, 2006 involving the merger of Metaline Mining & Leasing Company, a Washington company, with and into a Nevada subsidiary, resulting in the current Company,

HuntMountain Resources. The Company originally reincoorporated from Washington to Nevada in order to provide for additional indemnification of directors and to provide for approval of corporate action requiring shareholder approval to be accomplished by majority consent.

The Company is currently governed by Nevada corporate law. The principal reason for the Reincorporation is to have the Company governed by the corporate laws of Washington, in order to facilitate the Company’s anticipated listing application to the TSX Venture Exchange and possibly a U.S. national securities exchanges. There can be no assurance that the Company will be approved for listing should it decide to apply. The Company believes that Reincorporation will give it a greater measure of certainty in corporate governance than is available under Nevada law and may enhance investors’ perception of the Company. Finally, the Company’s headquarters are located in Liberty Lake, Washington and it would be consistent to Reincorporate in Washington—the Company’s principal place of business.

In connection with the Reincorporation, the Board of Directors has approved certain changes to the Articles of Incorporation and Bylaws of the surviving corporation that would be effected as a result of the Merger. See “Principal Differences in Corporate Charters.” Approval of the Reincorporation will also constitute approval of the Articles of Incorporation and Bylaws of the Washington Corporation, in the forms attached as Appendices A and B, respectively, to this Proxy Statement.

Plan of Merger

If the Reincorporation is approved at the Annual Meeting, the Company will be merged with and into the Washington Corporation pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), the form of which is attached as Appendix C to this Proxy Statement. The Washington Corporation has been recently incorporated under the laws of Washington for the purpose of effecting the Merger. The Washington Corporation has not engaged in any business and will not engage in any business prior to the Merger.

Upon the completion of the Merger, the owner of each outstanding share of common stock of the Company (“Common Stock”) will automatically own one share of common stock of the Washington Corporation. Each outstanding certificate representing shares of Common Stock of the Company will continue to represent the same number of shares in the Washington Corporation (i.e., a certificate representing one share of Common Stock of the Company will then represent one share of common stock of the Washington Corporation.) THUS, IT WILL NOT BE NECESSARY FOR SHAREHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING CERTIFICATES.

After the Merger, we expect the Common Stock will continue to be quoted on the NASD Over-the-Counter-Bulletin-Board under the symbol “HNTM”.

Upon the effectiveness of the Merger, the Articles of Incorporation and the Bylaws of the Washington Corporation will be the Articles of Incorporation and the Bylaws of the surviving corporation. The discussion contained in this Proxy Statement is qualified in its entirety by reference to Appendices A through D.

No Change in Business, Management or Financial Position

The Reincorporation and the Merger will not result in any material change in the Company’s business, management, facilities, fiscal year, assets, liabilities, financial position, accounting practices or the respective shareholdings of the Company’s shareholders. No change in the basis of assets or liabilities will result, nor will there be an effect on previously reported results of operations. The Board of Directors of the Company, as elected at the Annual Meeting, will become the Board of Directors of the Washington Corporation at or immediately after the consummation of the Merger. The Company will continue to maintain its principal executive office in Liberty Lake, Washington. The capitalization, consolidated financial condition and results of operation of the Washington Corporation immediately after consummation of the Merger will be substantially the same as those of the Company immediately prior to the consummation of the Merger. The Reincorporation will, however, affect certain rights of shareholders. See “Effect of Reincorporation and Merger.”

Effect of Reincorporation and Merger

The Reincorporation and the Merger will effect a change in the legal domicile of the Company from Nevada to Washington and will produce those changes that result from the differences between Nevada and Washington corporate law and the differences between the Articles of Incorporation and Bylaws of the Company and the Articles of Incorporation and Bylaws of the Washington Corporation. The most significant of those differences are described in this Proxy Statement. See “Principal Differences in Corporate Charters” and “Certain Differences in Washington and Nevada Corporate Law.”

Upon the effective date of the Merger (the “Effective Date”), (i) the legal existence of the Company as a separate corporation will cease, (ii) the Washington Corporation, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company, (iii) each of the Company’s employee benefit plans will be continued and assumed by the Washington Corporation, and (iv) each outstanding share of the Common Stock of the Company will automatically be converted into one share of common stock, no par value per share, of the Washington Corporation. Outstanding options or rights to purchase the Common Stock will automatically be converted into equivalent warrants, options or rights to purchase Common Stock of the Washington Corporation, including the options outstanding under the Company’s Stock Option Plan.

Securities Act Consequences

The common stock of the Washington Corporation to be issued in exchange for shares of the Common Stock of the Company are being registered under the federal Securities Act of 1933, as amended (the “Securities Act”). The Washington Corporation is relying on Rule 145(a)(2) under the Securities Act, which provides that a merger which has as its sole purpose a change in the domicile of the corporation does not involve the sale of securities for purposes of the Securities Act. After the Merger, the Washington Corporation will be a publicly held company, its common stock will continue to be traded on the NASD Over the Counter Bulletin Board, and it will file with the Securities and Exchange Commission and provide to its shareholders the same type of information that the Company has previously filed and provided. In general, security holders of the Washington Corporation will be in the same respective positions under the Securities Act after the Merger as they were before the Merger. Shareholders whose shares of Common Stock in the Company are freely tradeable before the Merger will receive the same number of freely tradeable shares of the Washington Corporation. Shareholders holding restricted securities of the Company will receive the same number of restricted securities of the Washington Corporation, subject to the same restrictions on transfer as the restrictions to which their present securities are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, affiliates and other shareholders will be deemed to have acquired their shares of common stock of the Washington Corporation on the date on which they are deemed to have acquired their shares of Common Stock of the Company.

Certain Differences in Washington and Nevada Corporate Law

Limitation on Director or Officer Liability. The Nevada Corporate Statute provides generally that directors or officers are not individually liable to the corporation, its stockholders, or creditors for damages as a result of any act or failure to act in their capacity as a director or officer unless it is proven that (i) they breached their fiduciary duties as a director or officer, and (ii) their breach of those duties involved intentional misconduct, fraud or a knowing violation of law. A Nevada corporation may, however, by amendment or otherwise, provide for greater liability within their articles of incorporation.

Under the Washington Corporate Statute, a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for his or her conduct as a director. Such a provision cannot eliminate or limit the liability of a director for: (i) acts or omissions involving intentional misconduct or a knowing violation of law by a director; (ii) approval of certain dividends or other distributions contrary to law; or (iii) any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Indemnification. The Nevada Corporate Statute requires a corporation to indemnify a director, officer, employee or agent to the extent that such individual is successful on the merits or otherwise in the defense of certain proceedings arising out of his or her serving in such capacity, or in the defense of any claim, issue or matter in such proceeding, with such indemnity to cover expenses and attorneys’ fees actually and reasonably incurred in connection with such defense. The Washington Corporate Statute has a similar provision, although it applies only to directors and officers, requires that the director or officer be wholly successful on the merits or otherwise in the defense of the proceeding, and permits the articles of incorporation to limit this obligation.

The basic indemnification authority in the Nevada Corporate Statute allows a corporation to provide certain indemnity to a person who is made a party to certain proceedings by reason of serving as a director, officer, employee or agent of the corporation if it is determined that a certain standard of conduct is satisfied. That standard requires that the person either (i) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, or (ii) their act or failure to act did not constitute a breach of fiduciary duties nor involve intentional misconduct, fraud or knowing violation of the law. With respect to a criminal proceeding, the person must not have had reasonable cause to believe his or her conduct was unlawful. In the Washington Corporate Statute, under the basic indemnification authority, a distinction is made between conduct of a director or officer in his or her “official capacity” as a director or officer, and conduct in any other capacity in which indemnification is authorized. The basic standard of conduct for indemnification under the Washington Corporate Statute requires that an individual have acted in good faith, and if acting in an official capacity, that such individual reasonably believed that his or her conduct was in the best interests of the corporation, or if acting in any other capacity, that the individual reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation. A standard that is similar to the Nevada standard applies to criminal proceedings.

Under the Nevada Corporate Statute, if it is determined that the required standard of conduct is satisfied, the extent of the indemnification authority of a corporation depends on the nature of the proceeding in which the director or officer is involved. If the proceeding is not an action by or in the right of the corporation, the corporation is authorized to provide indemnification against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with the proceeding. If the proceeding is a suit by the corporation or a suit by a shareholder asserting a right of the corporation, the corporation is authorized to provide indemnification only against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by the director or officer in connection with the defense or settlement of the proceeding. As a further limitation, with respect to any claim, issue or matter as to which the person is adjudged liable to the corporation or has paid an amount in settlement to the corporation, no indemnification is permitted except to the extent that a court determines in view of all the circumstances that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Under the basic indemnification authority of the Washington Corporate Statute, if it is determined that the required standard of conduct is satisfied, a corporation generally may indemnify a director against judgments, settlements, penalties, fines and reasonable expenses including attorneys’ fees incurred with respect to a proceeding. However, the Washington Corporate Statute provides generally that a corporation may not indemnify a director in connection with a proceeding brought by or on behalf of the corporation in which the director was held liable to the corporation, and that any indemnification provided in a proceeding brought by or on behalf of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding. The Washington Corporate Statute also provides that a corporation may not indemnify a director in connection with any other proceeding if the director is held liable for receipt of an improper personal benefit. However, any director who is a party to a proceeding may apply to a court for indemnification, and the court may order such indemnity if the court finds that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, even if (i) the director did not meet the statutory standard of conduct or (ii) the director was held liable to the corporation or was adjudged liable for receipt of an improper personal benefit, although in such case the indemnity will be limited to reasonable expenses incurred, unless otherwise provided in the articles of incorporation or a bylaw, contract or resolution approved or ratified by the shareholders.

Under the Nevada Corporate Statute, except for certain advances of expenses, and unless ordered by a court, indemnification must be authorized in each specific case, upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determination must be made by the shareholders, by the board of directors by majority vote of a quorum of directors who are not parties to the proceeding, or, under certain circumstances, by independent legal counsel in a written opinion. The basic indemnification authority of the Washington Corporate Statute has similar requirements, although it also permits a committee of the board consisting solely of two or more directors who are not parties to the action to make the determination. The latter statute provides that shares owned or controlled by parties to the proceeding may not be voted in any determination by the shareholders as to whether indemnification is proper. The Washington Corporate Statute specifically requires both a determination that the statutory standard of conduct has been satisfied and an evaluation as to the reasonableness of expenses.

Under the Nevada Corporate Statute, the articles of incorporation, the bylaws or an agreement by the corporation may provide that expenses of officers or directors incurred in defending a proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the proceeding, if the officer or director undertakes to repay any amount to which he or she is ultimately determined by a court not to be entitled. Under the basic indemnification authority of the Washington Corporate Statute, a corporation may pay or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition upon receipt of an undertaking to repay and an affirmation of the director’s good faith belief that the director has met the statutory standard of conduct for indemnification. The authorization of such payments may be made by the articles, bylaws, a board or shareholder resolution or a contract.

Under the Nevada Corporate Statute, rights to indemnification that are in addition to those authorized by the statute may be created by the articles of incorporation, a bylaw, an agreement, a vote of shareholders or disinterested directors, or otherwise. However, except for court-ordered indemnification or the advance of expenses, no indemnification can be provided to or on behalf of a director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action. Under the Washington Corporate Statute, indemnification of directors beyond the basic statutory authority may be established by the articles of incorporation, or a bylaw that is adopted or ratified by the shareholders, or a resolution that is adopted or ratified, before or after any relevant event, by the shareholders. However, no such indemnity shall indemnify any director from or on account of: (i) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (ii) conduct of a director finally adjudged to be in violation of a statute relating to unlawful dividends or other distributions; or (iii) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

The Washington Corporate Statute requires that if a corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the shareholders with or before the notice of the next meeting of the shareholders. The Nevada Corporate Statute does not contain a comparable requirement.

Statutory Provisions Relating to Acquisitions and Business Combinations. Apart from general provisions governing merger and share exchanges, the Washington Corporate Statute contains one chapter specifically relating to business combinations, RCW 23B.19, “ Significant Business Transactions.” The Nevada Corporate Statute, however, contains at least three scattered provisions that may be relevant to proposed acquisitions and business combinations.

Nevada’s “Combinations with Interested Stockholders” statute applies to Nevada public corporations having at least 200 stockholders. This statute prohibits a corporation from entering into any “combination” with an “interested stockholder” (defined as (a) a person who beneficially owns 10% or more of the corporation’s voting shares, or (b) an affiliate or associate of the corporation who, in the three years preceding the transaction, beneficially owned 10% or more of the corporation’s voting shares) for a period of three years after the date the person became an interested stockholder, unless the Board of Directors approved the combination or the share acquisition before the interested stockholder acquired the shares, except as otherwise provided by law. After such three-year period has elapsed, combinations with an interested stockholder remain prohibited unless the combination meets any applicable requirements of the corporation’s articles of incorporation, and (i) the Board of Directors approved the combination or the share acquisition before the person became an interested stockholder, or (ii) the transaction by which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder. (iii) a majority of the disinterested stockholders vote to approve the combination at a meeting called for that purpose after such three-year period has elapsed. For purposes of this statute, the term “combination” includes a merger or consolidation of the corporation and the interested stockholder or its affiliate, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder or its affiliate of corporate assets in excess of certain dollar thresholds.

Nevada’s “Acquisition of Controlling Interest Statute” applies to Nevada corporations that have at least 200 shareholders of record, at least 100 of whom have Nevada addresses appearing in the stockledger, and that do business directly or indirectly in Nevada. Where applicable, the statute prohibits an acquiror from voting shares of a target corporation’s stock after exceeding certain threshold ownership percentages, until the acquiror provides certain information to the corporation and a majority of the disinterested stockholders vote to restore the voting rights of the acquiror’s shares at a meeting called at the request and expense of the acquiror. If the voting rights of such shares are restored, stockholders voting against such restoration may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the stockholder to the statute). If the stockholders fail to restore the voting rights of the acquiror’s shares or if the acquiror fails to timely deliver the required information, then the corporation may call such shares for redemption by the corporation, if so provided in the corporation’s articles of incorporation or bylaws.

Nevada’s statute regarding the exercise of directors’ and officers’ powers provides that directors and officers are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation when deciding upon business matters. In exercising their respective powers with a view to the interests of the corporation, directors and officers may consider the following factors: (a) the interests of the corporation’s employees, suppliers, creditors and customers; (b) the economy of Nevada and the nation; (c) the interests of the community and of society; and (d) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

The portion of the Washington Corporate Statute known as the “Significant Business Transactions Statute” applies to public companies that are incorporated under Washington law. That statute also applies to any public company that is incorporated under the law of another state and satisfies the following criteria: (i) its principal executive office is in Washington; (ii) more than 10% of its shares or shareholders of record are owned by Washington residents, or it has at least 1,000 shareholders of record resident in Washington; (iii) a majority of its employees reside in Washington, or the corporation employs more than 1,000 Washington residents; and (iv) a majority of its tangible assets are located in Washington, or the corporation has more than $50 million worth of tangible assets located in Washington. Subject to certain exceptions, the statute prohibits a corporation from entering into any “significant business transactions” with an “Acquiring Person” (defined generally as a person who or an affiliated group that beneficially owns 10% or more of the outstanding voting securities of a corporation) for a period of five years after such person or affiliated group becomes an Acquiring Person unless the transaction or share acquisition made by the Acquiring Person is approved prior to the share acquisition by a majority of the target corporation’s directors. In addition, this statute prohibits a corporation subject thereto from entering into a significant business transaction with an Acquiring Person unless the consideration to be received by the corporation’s shareholders in connection with the proposed transaction satisfies the “fair price” provisions set forth in the statute.

Right to Appraisal or Dissenters’ Rights. Under the Washington Corporate Statute, a shareholder is entitled to dissent from and, upon perfection of his or her appraisal right, to obtain payment of the fair value of his or her shares in the event of certain corporate actions, including certain mergers and share exchanges, certain sales or exchanges of substantially all the property of the corporation not in the regular course of business, and an amendment to the corporation’s articles of incorporation, regardless of whether the shareholder would be entitled to vote on the amendment, if the amendment would result in a redemption or cancellation of all of the shareholder’s shares.

Under the Nevada Corporate Statute, appraisal rights are available only in connection with certain mergers or share exchanges, unless otherwise provided in the corporation’s articles of incorporation, bylaws or a board resolution relating to a corporate action taken pursuant to a vote of shareholders. The Nevada Corporate Statute does require that appraisal rights be provided in connection with a sale of substantially all of the assets of a corporation. Even for such mergers or share exchanges, unless the articles of incorporation otherwise provide, the Nevada Corporate Statute does not provide appraisal rights: (i) if the shares of the corporation are listed on a national securities exchange, are included in the National Market System by the National Association of Securities Dealers, Inc. (“NASD”), or are held of record by more than 2,000 shareholders (as long as in the merger the shareholders receive only (A) cash, or (B) shares of the surviving corporation or any other corporation the shares of which are listed on a national securities exchange, included in the National Market System by the NASD, or held of record by more than 2,000 shareholders or (C) a combination thereof); or (ii) if the corporation is the surviving corporation and no vote of its shareholders is required by the plan of merger for the merger. Under the Washington Corporate Statute, certain additional types of transactions give rise to appraisal rights, and that statute does not have an exception comparable to the exception in the Nevada Corporate Statute.

Removal of Directors. Under the Washington Corporate Statute, one or more directors may be removed by the shareholders with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. A director of a Washington corporation may be removed by the shareholders only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. If a director is elected by the holders of one or more classes or series of shares, only the holders of those classes or series of shares may participate in the vote to remove that director. Under the Washington Corporate Statute, a director of a corporation that does not have cumulative voting may be removed only if the votes cast to remove the director exceed the votes cast against removal of the director.

Under the Nevada Corporate Statute, any director of a corporation that does not have cumulative voting may be removed upon the approval of not less than two-thirds of the outstanding shares entitled to vote; however, articles of incorporation may require the concurrence of a larger percentage of the stock entitled to voting power to remove a director. Where directors are elected by cumulative voting, any director or directors who constitute fewer than all of the incumbent directors may not be removed from office at any one time except upon the vote of stockholders owning sufficient shares to prevent each director’s election to office at the time of removal.

Under the Washington Corporate Statute, it would require a lower percentage of votes in the relevant voting group to remove directors elected by that voting group. The Washington Corporate Statute, unlike Nevada law, gives the Company the authority to adopt a future Article limiting removal of directors to cause.

Shareholder Inspection Rights. Under the Washington Corporate Statute, any shareholder, subject to certain notice requirements, is entitled to inspect and copy certain designated corporate records, including articles of incorporation and bylaws, as amended, minutes of shareholder meetings, shareholder consents and communications to shareholders for the past three years, certain annual financial statements for the past three years, the names and business addresses of directors and officers, and the most recent report filed with the Washington Secretary of State. If any shareholder of a Washington corporation makes a demand in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder’s purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder’s purpose, then the shareholder, subject to certain notice requirements, is entitled to inspect and copy accounting records of the corporation, the corporation’s record of its shareholders, and minutes and consents by the board of directors, certain board committees and the shareholders.

Under the Nevada Corporate Statute, the right to inspect the books of account and financial records and to conduct an audit of such records is denied to shareholders of any corporation that has securities listed and traded on any recognized stock exchange, and any corporation that furnishes its shareholders a detailed, annual financial statement. Under the Nevada Corporate Statute, any person who has been a stockholder of record and owns not less than 15% of all outstanding shares or has been authorized in writing by the holders of at least 15% of all outstanding shares, subject to certain notice requirements, is entitled to inspect, make copies from, and audit the stock ledger of the corporation. An inspection may be denied to a shareholder upon his or her refusal to furnish to the corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that such shareholder has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

Transactions With Officers or Directors. The Washington Corporate Statute sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages or other sanctions if: (i) it is approved by a majority of qualified directors; (ii) it is approved by the affirmative vote of all qualified shares; or (iii) at the time of commitment, the transaction was fair to the corporation. For purposes of this provision, “qualified director” is one who does not have: (a) a conflicting interest respecting the transaction, or (b) a familial, financial, professional, or employment relationship with a second director which relationship would reasonably be expected to exert an influence on the first director’s judgment when voting on the transaction. “Qualified shares” are defined generally as shares other than those beneficially owned, or the voting of which is controlled, by a director who has a conflicting interest respecting the transaction.

The Nevada Corporate Statute provides that contracts or transactions between a corporation and one or more of its directors or officers or an entity in which one or more of its directors has an interest are not void or voidable solely because of such interest or solely because the director or officer is present at the meeting of the board or a committee which authorizes the contract or transaction or because the votes of such director are counted for that purpose, if: (i) the fact of the common directorship, office or financial interest is disclosed or known to the board or the committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the votes of the common or interested directors; (ii) the fact of the common directorship, office or financial interest is disclosed or known to the shareholders, and the shareholders approve or ratify the contract or transaction in good faith by a majority vote of shareholders holding a majority of the voting power, with the votes of the common or interested directors or officers being counted in any such vote of shareholders; (iii) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors for action; or (iv) the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Amendment of Articles of Incorporation. The Washington Corporate Statute authorizes a corporation’s board of directors to make certain changes to its articles of incorporation without shareholder approval, including a change of corporate name, a change or elimination of provisions relating to the par value of its shares, and, if the corporation has only one class of stock outstanding, either effect a forward split or stock dividend of the corporation’s outstanding shares or a reverse split of the corporation’s outstanding shares and the number of authorized shares of that class in the same proportions. Any other amendment to the articles of incorporation of a public company must be recommended to the shareholders by the board of directors, unless the board determines that because of a conflict of interest or other special circumstances, it should make no recommendation, and the amendment must be approved by a majority of all votes entitled to be cast by each voting group which has a right to vote on the amendment. Subject to certain limitations, the Washington Corporate Statute gives the holders of a class or series of stock the right to vote separately on an amendment to the Articles if the class or series would be adversely affected by the amendment as specified in the statute, in some instances even if such shares are nonvoting shares under the articles of incorporation.

Under the Nevada Corporate Statute, amendments to a corporation’s articles of incorporation require the board of directors to adopt the amendment and declare its advisability, and require approval of shareholders holding a majority of the voting power of the corporation, unless a greater proportion is specified in the articles of incorporation. Unless a corporation’s articles of incorporation specifically deny the right, any proposed amendment that would alter or change any preference or any other right given to any class or series of outstanding shares must receive the additional approval by the holders of shares representing a majority of the voting power of each class or series so affected, regardless of limitations or restrictions on the voting power of such class or series.

Shareholder Action Without a Meeting. Under the Washington Corporate Statute, shareholder action may be taken without a meeting if written consents setting forth such action are signed by all shareholders entitled to vote on the action. The Nevada Corporate Statute authorizes shareholder action without a meeting if written consents are signed by shareholders holding at least a majority of the voting power, unless otherwise provided in the articles of incorporation or bylaws. The Nevada Corporate Statute authorizes shareholder action without a meeting if written consents are signed either before or after the action is taken by shareholders holding at least a majority of the voting power, unless otherwise provided in the articles of incorporation or bylaws.

Mergers and Certain Other Transactions. Under the Washington Corporate Statute, the dissolution of the corporation, certain mergers, and certain transactions involving a sale, lease, exchange or other disposition of substantially all of a corporation’s property other than in the usual and regular course of business must be approved by the board of directors and, unless another proportion is specified by the articles of incorporation, by two-thirds of (i) all votes entitled to be cast on the matter, and (ii) each other voting group statutorily entitled to vote separately on the plan. Under the Nevada Corporate Statute, a merger, a sale, lease or exchange of all of a corporation’s property and assets or the dissolution of a corporation must be approved by the Board of Directors and by a majority of all votes entitled to be cast on the matter (unless the articles of incorporation require a larger percentage) and a majority of all votes of any class of shares entitled to vote thereon as a class.

Federal Income Tax Consequences

It is anticipated that the Merger will be treated as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss will be recognized by holders of Common Stock of the Company or by the Company or by the Washington Corporation upon the exchange of stock in the Company for stock in the Washington Corporation as a result of the Merger. Each former holder of Common Stock of the Company will have the same tax basis in the Washington Corporation Common Stock received pursuant to the Merger as such shareholder has in Common Stock of the Company held by such shareholder at the time of the consummation of the Merger. Each shareholder’s holding period with respect to common stock of the Washington Corporation will include the period during which such shareholder held the corresponding Common Stock of the Company, provided the latter is held as a capital asset at the time of consummation of the Merger.

The foregoing is only a summary of the anticipated federal income tax consequences and does not constitute tax advice. No ruling from the Internal Revenue Service (“IRS”) and no opinion of counsel with respect to the tax consequences of the Merger have been or will be sought by the Company. Thus, there is no assurance that the IRS will agree with the conclusions set forth herein regarding the federal income tax consequences of the Merger.

The federal income tax discussion set forth above is based upon current law. Although this discussion is intended to cover the material federal income tax consequences of the Reincorporation, it may not address issues that are material to a shareholder because of his or her particular tax situation. It does not address foreign, state or local tax consequences. Each shareholder is urged to consult his or her own tax advisor concerning the specific tax consequences of the merger to such shareholder, including the applicability and effect of federal, state, local and other tax law.

Your Dissenters’ Rights of Appraisal

Under Nevada law, a stockholder is entitled to dissent from, and obtain cash payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.

You do have the right to dissent from the Reincorporation and obtain cash payment for the “fair value” of your shares, as determined in accordance with the NRS. Below is a description of the steps you must take if you wish to exercise dissenters’ rights with respect to the Reincorporation under NRS Sections 92A.300 to 92A.500, the Nevada dissenters’ rights statute. The text of the statute is set forth in Exhibit D. This description is not intended to be complete. If you are considering exercising your dissenters’ rights with respect to the Reincorporation, you should review NRS Sections 92A.300 to 92A.500 carefully, particularly the steps required to perfect dissenters’ rights. Failure to take any one of the required steps may result in termination of your dissenters’ rights under Nevada law. If you are considering dissenting, you should consult with your own legal advisor.

To Exercise Your Dissenter’s Rights, You Must:

•	before the date of the stockholders’ 2007 Annual Meeting, deliver written notice to the Company, stating that you intend to demand payment for your shares if the Reincorporation is completed; and
•	not vote your shares in favor of the Agreement and Plan of Merger, either by proxy or in person.

Failure to vote against the Agreement and Plan of Merger will not constitute a waiver of dissenters’ rights. A vote against is not deemed to satisfy the written notice requirement.

If you satisfy these conditions, we will send you a written dissenter’s notice within 10 days after the Reincorporation is effective. This dissenter’s notice will specify where you must send your payment demand and where and when you must deposit your stock certificates, if any, among other information.

Failure to demand payment in the proper form or deposit your certificates as described in the dissenter’s notice will terminate your right to receive payment for your shares pursuant to Nevada’s dissenters’ rights statute. Your rights as a stockholder will continue until those rights are cancelled or modified by the completion of the reincorporation.

Within 30 days after receiving your properly executed payment demand, we will pay you what it determines to be the fair value of your shares, plus accrued interest (computed from the effective date of the Reincorporation until the date of payment). The payment will be accompanied by:

•

our balance sheet as of the end of a fiscal year ended not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholders’ equity for that year, and the latest available interim financial statements, if any;

•	an explanation of how we estimated the fair value of the shares and how the interest was calculated;
•	information regarding your right to challenge the estimated fair value; and

•	a copy of Nevada’s dissenters’ rights statute.

We may elect to withhold payment from you if you became the beneficial owner of the shares on or after the date set forth in the dissenter’s notice. If we withhold payment, after the consummation of the Reincorporation, we will estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to you in full satisfaction of your demand. The offer will contain a statement of our estimate of the fair value, an explanation of how the interest was calculated, and a statement of dissenters’ rights to demand payment under NRS Section 92A.480.

If you believe that the amount we pay in exchange for your dissenting shares is less than the fair value of your shares or that the interest is not correctly determined, you can demand payment of the difference between your estimate and ours. You must make such demand within 30 days after we have made or offered payment; otherwise, your right to challenge calculation of fair value terminates.

If there is still disagreement about the fair market value within 60 days after we receive your demand, we will petition a court to determine the fair value of the shares and the accrued interest. If we do not commence such legal action within the 60-day period, we will have to pay the amount demanded for all unsettled demands. All dissenters whose demands remain unsettled will be made parties to the proceeding, and are entitled to a judgment for either:

•	the amount of the fair value of the shares, plus interest, in excess of the amount we paid; or
•	the fair value, plus accrued interest, of the after-acquired shares for which we withheld payment.

We will pay the costs and expenses of the court proceeding, unless the court finds the dissenters acted arbitrarily, vexatious, or in bad faith. If such a finding is made, the court may assess costs including reasonable fees of counsel and experts, against such stockholder.

Failure to follow the steps required by NRS Sections 92A.400 through 92A.480 for perfecting dissenters’ rights may result in the loss of such rights. If dissenters’ rights are not perfected, you will be entitled to receive the consideration receivable with respect to such shares in accordance with the merger agreement. In view of the complexity of the provisions of Nevada’s dissenters’ rights statute, if you are considering objecting to the reincorporation you should consult your own legal advisor.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to approve the Reincorporation. Our majority shareholder has already indicated that he will vote in favor of the reincorporation. Abstentions from voting and broker non-votes will have the practical effect of voting against the Reincorporation because they represent fewer votes for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REINCORPORATION FROM NEVADA TO WASHINGTON BY MEANS OF A MERGER OF THE COMPANY WITH AND INTO THE WASHINGTON CORPORATION.

ADDITIONAL SHAREHOLDER INFORMATION

Delivery Of Documents To Security Holders Sharing An Address

One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (509) 892-5287 or by mail to our address at HuntMountain Resources, 1611 N. Molter Road, Ste. 201, Liberty Lake, Washington 99019, Attn: Ron Schutz.

 Where You Can Find More Information

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, NE, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

 Shareholder Proposals for 2007 Special Meeting

The Company will review shareholder proposals intended to be included in the Company’s proxy materials for the 2007 Special Meeting of Shareholders which are received by the Company at its principal executive offices no later than February 27, 2008 (unless the date of the next annual meeting is changed by more than 30 days from the date of this year’s meeting, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials). Such proposals must be submitted in writing and should be sent to the attention of the Secretary of the Company. The Company will comply with Rule 14a-8 of the Exchange Act with respect to any proposal that meets its requirements.

Annual Report

The Company’s Annual Report to Shareholders, including of the Corporation’s Form 10-KSB for the year ended December 31, 2006 is being mailed to all Shareholders with this Information Statement. In addition, a Shareholder of record may obtain a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (the “Form 10-KSB”), without cost, upon written request to the Secretary of the Company. The Annual Report on Form 10-KSB is not part of the proxy solicitation materials for the Annual Meeting.

Other Business

As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, such matters will be voted upon by the shares represented at the meeting.

By Order of the Board of Directors,

Tim Hunt, President and Chairman

APPENDICES

APPENDIX A

ARTICLES OF INCORPORATION

OF

HUNTMOUNTAIN RESOURCES MERGER CO.

ARTICLE 1. NAME

The name of the corporation (the “Corporation”) is HuntMountain Resources Merger Co.

ARTICLE 2. CAPITAL STOCK

2.1       Authorized Shares. The aggregate number of shares which this corporation shall have authority to issue is 310,000,000 shares, divided into 300,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.

(a)       Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property or in shares of the capital stock of the corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the corporation and entitled to vote. The Common Stock shall have no special powers, preferences or rights, or qualifications, limitations or restrictions thereof.

(b)       Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time for series of Preferred Stock out of the shares of Preferred Stock not then allocated to any series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

(i)        The designation and name of such series and the number of shares that shall constitute such series;

(ii)       The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

(iii)      Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

(iv)      Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

(v)       Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund and other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on, or the making of sinking fund or other like retirement provisions for, shares of any other series or over dividends on the Common Stock;

(vi)      The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of affairs of the corporation, on shares of any other series or on the Common Stock;

(vii)     The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or the Common Stock;

(viii)	The extent of the voting power, if any, of the shares of such series;

(ix)      The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

(x)       Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series.

The Board of Directors is expressly authorized to vary the provision relating to the foregoing matters among the various series of Preferred Stock.

All shares of the Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

ARTICLE 3. DIRECTORS

The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws. The names and addresses of the initial directors are:

Name	Address
Tim Hunt	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
William R. Green	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
Gregory B. Lipsker	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
Alastair H. Summers	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
Eberhard A. Schmidt	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
Randal L. Hardy	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019
Michael M. Mastor	c/o 1611 N. Molter Road, Suite 201 Liberty Lake, Washington 99019

The terms of the initial directors shall expire at the first shareholders’ meeting at which directors are elected.

ARTICLE 4. PREEMPTIVE RIGHTS

Shareholders of the Corporation have no statutory preemptive rights to acquire additional shares issued by the Corporation.

ARTICLE 5. CUMULATIVE VOTING

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 6. LIMITATION ON DIRECTOR LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

ARTICLE 7. INDEMNIFICATION

7.1.      Indemnification of Directors and Officers. To the fullest extent now or hereafter permitted by law, the Corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of the Corporation or who, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which the individual is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

7.2.      Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such liability under RCW 23B.08.510 or 23B.08.520.

7.3.      Non-Exclusive Rights. To the extent permitted by law, the rights to indemnification and advance of reasonable expenses conferred in this Article shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

7.4.      Savings Clause. If any provision of this Article or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

ARTICLE 8. REGISTERED AGENT AND OFFICE

The name of the initial registered agent of the Corporation and the address of the initial registered office are as follows: DL Services Inc., 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101.

ARTICLE 9. INCORPORATOR

The name and address of the incorporator are as follows: Tiffanie D. Pearson, 1420 Fifth Avenue, Suite 3400, Seattle, Washington 98101.

ARTICLE 10. AMENDMENT OF ARTICLES

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

Dated: __________________________

Tiffanie D. Pearson, Incorporator

APPENDIX B

HUNTMOUNTAIN RESOURCES LIMITED BYLAWS __________________, 2007

Table of Contents

Page
Article 1. Shareholder Meetings	1
1.1 Place of Meetings	1
1.2 Annual Meeting	1
1.3 Special Meetings	1
1.4 Use of Communications Equipment	1
1.5 Notice of Meetings	1
1.6 Quorum	2
1.7 Adjournment of Meetings	2
1.8 Shareholders’ List	2
1.9 Vote Required	3
1.10 Chairperson; Secretary	3
1.11 Rules of Conduct	3
1.12 Record Date	3
1.13 Action by Shareholders Without a Meeting	3
Article 2. Directors	4
2.1 Number and Qualifications	4
2.2 Term of Office	4
2.3 Resignation	4
2.4 Vacancies	4
2.5 Regular Meetings	4
2.6 Special Meetings	4
2.7 Notice	4
2.8 Waiver of Notice	5
2.9 Quorum	5
2.10 Vote Required	5
2.11 Use of Communications Equipment	5
2.12 Action Without a Meeting	5
2.13 Compensation	5
2.14 Committees	5
2.15 Chairperson and Vice Chairperson	5
Article 3. Officers	6
3.1 Offices Created; Qualifications; Election	6
3.2 Term of Office	6
3.3 Removal of Officers	6
3.4 Resignation	6
3.5 Vacancies	6
3.6 Compensation	6
3.7 Duties	6
3.8 Chief Executive Officer	6
3.9 President	6

ii

3.10 Vice Presidents	7
3.11 Chief Financial Officer	7
3.12 Chief Operating Officer	7
3.13 Treasurer	7
3.14 Assistant Treasurers	7
3.15 Controller	7
3.16 Secretary	8
3.17 Assistant Secretaries	8
Article 4. Capital Stock	8
4.1 Certificates	8
4.2 Registration; Registered Owners	8
4.3 Transfer of Shares	9
4.4 Lost, Stolen, Destroyed or Mutilated Certificates	9
Article 5. Indemnification	9
5.1 Indemnification of Directors and Officers	9
5.2 Non-Exclusive Rights	9
Article 6. General Provisions	9
6.1 Fiscal Year	9
6.2 Voting Securities of Other Organizations	9
6.3 Amendment of Bylaws	10

iv

BYLAWS

OF

HUNTMOUNTAIN RESOURCES LIMITED

Adopted by the Board of Directors on ___________, 2007

Article 1.  Shareholder Meetings

1.1       Place of Meetings. Meetings of the shareholders shall be held at such place, either within or without the State of Washington, as the board of directors shall determine.

1.2       Annual Meeting. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on the date and at the time designated by the board of directors.

1.3       Special Meetings. Special meetings of the shareholders for any purpose or purposes may only be called by the board of directors or the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting. The business to be transacted at any special meeting shall be limited to the purposes stated in the notice.

1.4       Use of Communications Equipment. Any or all shareholders may participate in any meeting of shareholders by any means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

1.5       Notice of Meetings. Notice of the place, if any, date and time of any shareholders’ meeting shall be given to each shareholder entitled to vote. Notice of a special meeting shall also state the purpose or purposes for which the meeting has been called. Unless otherwise provided in the Washington Business Corporation Act, notice shall be given at least 10 days but not more than 60 days before the date of the meeting.

(a) Notice Provided in a Tangible Medium. Notice to any shareholder may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, telephone or wire or wireless equipment which transmits a facsimile of the notice.

(b) Notice Provided in an Electronic Transmission. Notice to any shareholder may be provided in an electronic transmission and be electronically transmitted. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation. A shareholder that has consented to receipt of electronically transmitted notices may revoke such consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary of the corporation, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(c) Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

(d) Effectiveness of Notice. If mailed, notice shall be deemed effective when mailed with first-class postage prepaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders. If transmitted by any other permissible tangible means, notice shall be effective at such time specified in the Washington Business Corporation Act. An affidavit of the corporation’s secretary, an assistant secretary or an agent of the corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated in the affidavit. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose, or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.

1.6       Quorum. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter by a voting group at a meeting constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

1.7       Adjournment of Meetings. The chairperson of the meeting may adjourn any meeting of shareholders from time to time. At any adjourned meeting the shareholders may transact any business that they might have transacted at the original meeting. Notice of an adjourned meeting need not be given if the date, time and place, if any, are announced at the meeting so adjourned, except that notice of the adjourned meeting shall be required if a new record date for the adjourned meeting is or, in accordance with the Washington Business Corporation Act, must be fixed.

1.8       Shareholders’ List. After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders on the record date who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder, the shareholder’s agent or the shareholder’s attorney, during regular business hours and at such shareholder’s expense, at the principal office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning 10 days prior to such meeting and continuing through the meeting.

1.9       Vote Required. Subject to provisions of the Washington Business Corporation Act requiring a higher level of votes to take certain specified actions and to any terms of the corporation’s articles of incorporation that set special voting requirements, action on all matters other than the election of directors is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action. The shareholders shall elect directors by a plurality of the voting power of the shares present, in person or by proxy, at the meeting and entitled to vote on the matter.

1.10     Chairperson; Secretary. The following people shall preside over any meeting of the shareholders: the chairperson of the board of directors, if any, or, in the chairperson’s absence, the vice chairperson of the board of directors, if any, or in the vice chairperson’s absence, the chief executive officer, or, in the absence of all of the foregoing persons, a chairperson designated by the board of directors, or, in the absence of a chairperson designated by the board of directors, a chairperson chosen by the shareholders at the meeting. In the absence of the secretary and any assistant secretary, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.11     Rules of Conduct. The board of directors may adopt such rules, regulations and procedures for the conduct of any meeting of the shareholders as it deems appropriate. Except to the extent inconsistent with any applicable rules, regulations or procedures adopted by the board of directors, the chairperson of any meeting may adopt such rules, regulations and procedures for the meeting, and take such actions with respect to the conduct of the meeting, as the chairperson of the meeting deems appropriate. The rules, regulations and procedures adopted may include, without limitation, ones that (i) establish an agenda or order of business, (ii) are intended to maintain order and safety at the meeting, (iii) restrict entry to the meeting after the time fixed for its commencement and (iv) limit the time allotted to shareholder questions or comments. Unless otherwise determined by the board of directors or the chairperson of the meeting, meetings of the shareholders need not be held in accordance with the rules of parliamentary procedure.

1.12     Record Date. If the corporation proposes to take any action for which the Washington Business Corporation Act would permit it to set a record date, the board of directors may set such a record date as provided under the Washington Business Corporation Act.

1.13     Action by Shareholders Without a Meeting. Any action required or permitted by law to be taken at a meeting of shareholders of the corporation may be taken without a meeting if the action is taken by (a) all the shareholders entitled to vote on the action or (b) if authorized in the articles of incorporation, by shareholders holding of record or otherwise entitled to vote in the aggregate no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The action must be evidenced by one or more written consents describing the action taken, dated and signed by shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent as described herein, and delivered to the corporation for inclusion in the minutes or filing with the corporation’s records. Unless the written consent specifies a later effective date, action taken in accordance with this section shall be effective when consents sufficient to authorize taking the action have been delivered to the corporation and the amount and form of advance notice required by the articles of incorporation to be given to any nonconsenting shareholders has been satisfied.

Article 2.  Directors

2.1       Number and Qualifications. The board of directors shall consist of such number as may be fixed from time to time by resolution of the board of directors or the shareholders. Directors need not be shareholders or residents of the State of Washington.

2.2       Term of Office. Each director shall hold office until the next annual meeting of the shareholders and the election and qualification of his or her successor or until the director’s earlier death, resignation or removal.

2.3       Resignation. A director may resign at any time by delivering written notice to the board of directors, its chairperson, the president or the secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

2.4       Vacancies. Any vacancy in the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or by the vote of a majority of the remaining directors, although less than a quorum. If the vacant office was held by a director elected by holders of one or more authorized classes or series of shares, only the holders of those classes or series of shares are entitled to vote to fill the vacancy. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.

2.5       Regular Meetings. Regular meetings of the board of directors may be held without notice at the principal place of business of the corporation or at such other place, either within or without the state of Washington, as the board of directors may from time to time designate. A regular meeting of the board of directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.6       Special Meetings. Special meetings of the board of directors may be called at any time by the chairperson of the board of directors, the chief executive officer, the president or any director. Notice of any special meeting shall be given to each director at least two days in advance of the meeting. The notice shall state the date, time and place of the meeting, but the purpose of the meeting need not be specified.

2.7       Notice. Any time it is necessary to give notice of a board of directors’ meeting, notice may be given in writing or orally. Oral notice may be communicated in person or by telephone, wire or wireless equipment which does not transmit a facsimile of the notice and is effective when communicated in a comprehensible manner. Written notice may be transmitted by mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. If mailed with first-class postage prepaid and addressed to the director’s last known business or home address, notice shall be deemed effective five days after its deposit in the United States mail, as evidenced by the postmark. If sent by private carrier or personal delivery to the director’s last known business or home address, notice shall be effective when received. If sent by telegraph, teletype or facsimile equipment, notice shall be effective when dispatched to the director’s last known number or address for receiving electronic transmissions of that type.

2.8       Waiver of Notice. A director may waive any notice before or after the time stated for the meeting. The waiver must be in writing, signed by the director entitled to the notice and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A director’s attendance at or participation in a meeting also waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.9       Quorum. A majority of the number of directors fixed from time to time by resolution of the board of directors or the shareholders shall constitute a quorum.

2.10     Vote Required. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

2.11     Use of Communications Equipment. Directors may participate in meetings of the board of directors by any means of communication by which all directors participating can hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

2.12     Action Without a Meeting. Any action required or permitted by law to be taken at a meeting of the board of directors may be taken without a meeting if all of the directors consent to the action in writing. The written consents must be delivered to the corporation for inclusion in the minutes or filing with the corporation’s records.

2.13     Compensation. The board of directors shall from time to time determine the amount and type of compensation, if any, to be paid to directors for their service on the board of directors and its committees.

2.14     Committees. The board of directors may designate one or more committees, each of which shall consist of two or more directors. Each committee shall, to the extent provided in a resolution of the board of directors and subject to the limitations contained in the Washington Business Corporation Act, exercise the authority of the board of directors. Each committee shall keep such records and report to the board of directors in such manner as the board of directors may from time to time determine. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business. Unless otherwise provided in a resolution of the board of directors or in rules adopted by the committee, each committee shall conduct its business as nearly as possible in the same manner as is provided in these bylaws for the board of directors.

2.15     Chairperson and Vice Chairperson. The board of directors may elect from its members a chairperson of the board and a vice chairperson. If a chairperson has been elected and is present, the chairperson shall preside at all meetings of the board of directors and the shareholders. The chairperson shall have such other powers and perform such other duties as the board of directors may designate. If the board of directors elects a vice chairperson, the vice chairperson shall, in the absence or disability of the chairperson, perform the duties and exercise the powers of the chairperson and have such other powers and perform such other duties as the board of directors may designate.

Article 3.  Officers

3.1       Offices Created; Qualifications; Election. The corporation shall have a president, a secretary and such other officers, if any, as the board of directors from time to time may appoint. The same person may hold any two or more offices. The board of directors may appoint officers at any time.

3.2       Term of Office. Each officer shall hold office until his or her successor is elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.

3.3       Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.

3.4       Resignation. An officer may resign at any time by delivering written notice to the corporation. A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later date.

3.5	Vacancies. A vacancy in any office may be filled by the board of directors.

3.6       Compensation. Officers shall receive such amounts and types of compensation for their services as shall be fixed by the board of directors.

3.7       Duties. Unless otherwise specified by the board of directors, each officer has the authority and shall perform those duties that are (i) set forth in these bylaws (if any are so set forth), (ii) to the extent consistent with these bylaws, set forth in the resolution of the board of directors appointing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties or (iii) to the extent consistent with these bylaws, set forth by an officer authorized by the board of directors to prescribe the duties of other officers.

3.8       Chief Executive Officer. The chief executive officer shall, subject to the direction and control of the board of directors, have general control and management of the business, affairs and policies of the corporation and over its officers and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a president, the chief executive officer shall also be the president.

3.9       President. The president shall be subject to the direction and control of the chief executive officer and the board of directors and shall have general active management of the business, affairs and policies of the corporation. The president shall have the power to sign all certificates, contracts and other instruments on behalf of the corporation. If the board of directors has not elected a chief executive officer, the president shall also be the chief executive officer. If the board of directors has elected a chief executive officer and that officer is absent, disqualified from acting, unable to act or refuses to act, then the president shall have the powers of, and shall perform the duties of, the chief executive officer.

3.10     Vice Presidents. The vice presidents, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the president and shall have such powers and duties as the board of directors, the chief executive officer or the president may assign to them. If the board of directors elects more than one vice president, then it shall determine their respective titles, seniority and duties. If the president is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the vice presidents (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the president.

3.11     Chief Financial Officer. The chief financial officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the financial affairs of the corporation and shall perform such other duties as the chief executive officer may assign.

3.12     Chief Operating Officer. The chief operating officer, if any, shall be subject to the direction and control of the board of directors and the chief executive officer, shall have primary responsibility for the management and supervision of the day-to-day operations of the corporation and shall perform such other duties as the chief executive officer may assign.

3.13     Treasurer. The treasurer, if any, shall have charge and custody of and be responsible for all funds, securities and valuable papers of the corporation. The treasurer shall deposit all funds in the depositories or invest them in the investments designated or approved by the board of directors or any officer or officers authorized by board of directors to make such determinations. The treasurer shall disburse funds under the direction of the board of directors or any officer or officers authorized by the board of directors to make such determinations. The treasurer shall keep full and accurate accounts of all funds received and paid on account of the corporation and shall render a statement of these accounts whenever the board of directors or the chief executive officer shall so request. If the board of directors has not elected a chief financial officer, the treasurer shall be the chief financial officer. If the board of directors has not elected a controller, the treasurer shall be the controller.

3.14     Assistant Treasurers. The assistant treasurers, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the treasurer may assign to them. If the board of directors elects more than one assistant treasurers, then it shall determine their respective titles, seniority and duties. If the treasurer is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant treasurers (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the treasurer.

3.15     Controller. The controller, if any, shall be the chief accounting officer of the corporation and shall be in charge of its books of account, accounting records and accounting procedures.

3.16     Secretary. The secretary shall, to the extent practicable, attend all meetings of the shareholders and the board of directors. The secretary shall prepare minutes of the directors’ and shareholders’ meetings and keep all such minutes, including all actions by written consent, in a book or series of books to be kept for that purpose. The secretary shall perform like duties for any committee of the board of directors if the committee so requests. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors. Unless the corporation has appointed a transfer agent, the secretary shall keep or cause to be kept the share and transfer records of the corporation. The secretary shall have responsibility for authenticating records of the corporation and shall have such other powers and duties as the board of directors, the chief executive officer or the president may determine.

3.17     Assistant Secretaries. The assistant secretaries, if any, shall have such powers and duties as the board of directors, the chief executive officer, the president or the secretary may assign to them. If the board of directors elects more than one assistant secretary, then it shall determine their respective titles, seniority and duties. If the secretary is absent, disqualified from acting, unable to act or refuses to act, the most senior in rank of the assistant secretaries (as determined by the board of directors) shall have the powers of, and shall perform the duties of, the secretary.

Article 4.  Capital Stock

4.1       Certificates. The corporation’s shares may but need not be represented by certificates. The rights and obligations of shareholders are identical whether or not their shares are represented by certificates. Share certificates shall be numbered in the order of their issue and shall be signed by or in the name of the corporation by (i) the chief executive officer, president or a vice president and (ii) the chief financial officer, treasurer, an assistant treasurer, the secretary or an assistant secretary, or by such other two officers as the board of directors may designate. Any or all of the signatures on a certificate may be a facsimile. In case any officer who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the date of issue. Each certificate that is subject to any restriction on the transfer or registration of transfer of shares shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction. If the corporation is authorized to issue different classes of shares or different series within a class, each certificate shall have on its face or back a statement that the corporation will furnish without charge to each shareholder who so requests the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the board of directors to determine variations for future series.

4.2       Registration; Registered Owners. The name of each person owning shares shall be entered on the books of the corporation together with the number of shares owned, the number or numbers of the certificate or certificates covering such shares and the date of issue of each certificate. The corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes regardless of any transfer, pledge or other disposition until the shares have been properly transferred on the books of the corporation.

4.3       Transfer of Shares. Registration of transfers of shares shall be made only upon the share transfer records of the corporation, which records shall be kept at the registered office of the corporation or at its principal place of business, or at the office of its transfer agent or registrar. The board of directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein. Certificated shares shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No certificated shares shall be transferred on the records of the corporation until the outstanding certificates therefor have been surrendered to the corporation or to its transfer agent or registrar. Uncertificated shares shall be transferred upon receipt by the corporation of a written request for transfer signed by the shareholder. The board of directors may make further rules and regulations concerning the transfer and registration of shares.

4.4       Lost, Stolen, Destroyed or Mutilated Certificates. The corporation may issue a new share certificate in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated. The board of directors may require the owner of the allegedly lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the corporation such bond or such surety or sureties as the board of directors, in its sole discretion, deems sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction or the issuance of such new certificate and, in the case of a certificate alleged to have been mutilated, to surrender the mutilated certificate.

Article 5.  Indemnification

5.1       Indemnification of Directors and Officers. To the fullest extent now or hereafter permitted by law, the corporation shall indemnify and hold harmless each person who is or was serving as a director or officer of the corporation or who, while serving as a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which such person is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding.

5.2       Non-Exclusive Rights. The rights of indemnification and advancement of expenses contained in this Article shall not be exclusive of any other rights to indemnification or similar protection to which any person may be entitled under the articles of incorporation, any agreement, vote of shareholders or disinterested directors, insurance policy or otherwise.

Article 6.  General Provisions

6.1       Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

6.2       Voting Securities of Other Organizations. Except as the board of directors may otherwise designate, each of the chief executive officer and the president may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the corporation (with power of substitution) at any meeting of the shareholders, members or other owners of any other corporation or organization the securities or ownership interests of which are owned by the corporation.

6.3       Amendment of Bylaws. These bylaws, including any bylaws adopted or amended by the shareholders, may be amended or repealed by the board of directors or the shareholders.

APPENDIX C

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated October __, 2007, between HuntMountain Resources, a Nevada corporation (the "Merging Corporation"), and HuntMountain Resources Merger Co., a Washington corporation (the "Surviving Corporation"). The Merging Corporation and the Surviving Corporation are sometimes referred to collectively as the "Constituent Corporations."

WHEREAS, the shareholders and Board of Directors of each of the Constituent Corporations have deemed it advisable and for the mutual benefit of the Constituent Corporations and their respective shareholders that the Merging Corporation be merged into the Surviving Corporation pursuant to the provisions of the Washington Business Corporation Act, Title 23B of the Revised Code of Washington and the Nevada General Corporation Law (the "Merger").

NOW, THEREFORE, in accordance with the laws of the states of Washington and Nevada, the Constituent Corporations agree that, subject to the following terms and conditions, (i) the Merging Corporation shall be merged into the Surviving Corporation, (ii) the Surviving Corporation shall continue to be governed by the laws of the State of Washington, and (iii) the terms and conditions of the Merger, and the mode of carrying them into effect, shall be as follows:

1.         Constituent Corporations. The name of the Merging Corporation is HuntMountain Resources. The Merging Corporation is a corporation organized under and governed by the laws of Nevada. The address of its principal place of business is 1611 N. Molter Road, Ste 201, Liberty Lake, Washington 99019. The name of the Surviving Corporation is HuntMountain Resources Merger Co. The Surviving Corporation is a corporation organized under and governed by the laws of Washington. The address of its principal place of business is 1611 N. Molter Road, Ste 201, Liberty Lake, Washington 99019.

2.         Merger; Conversion of Shares. On the effective date of the Merger, (i) the Merging Corporation shall be merged with and into the Surviving Corporation, (ii) each outstanding share of common stock of the Merging Corporation, solely by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, shall be changed into one share of common stock of the Surviving Corporation, (iii) each outstanding share of preferred stock of the Merging Corporation, solely by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, shall be changed into one share of preferred stock of the Surviving Corporation, and (iv) each of the outstanding shares of common and preferred stock of the Surviving Corporation shall be automatically canceled and returned to the status of authorized but unissued shares.

3.         Effect of Merger. The effect of the Merger shall be as provided by the applicable provisions of the laws of Washington and Nevada. Without limiting the generality of the foregoing, and subject thereto, on the effective date, the separate existence of the Merging Corporation shall cease, and the Merging Corporation shall be merged in accordance with the provisions of this Agreement with and into the Surviving Corporation, which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, disabilities, duties and liabilities of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate or other property, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall be vested in the Surviving Corporation without reversion or impairment.

4.         Articles of Incorporation. The Articles of Incorporation of HuntMountain Resourcers Merger Co. shall be the Articles of the Surviving Corporation. Articles 1 of the Articles of Incorporation of HuntMountain Resources Merger Co. shall be amended to read as follows:

ARTICLE 1. NAME

The name of the corporation (the “Corporation”) is HuntMountain Resources Limited.

5.         Effective Date. The effective date of the merger shall be the date on which executed counterparts of this Agreement or conformed copies thereof, together with duly executed Articles of Merger, have been duly filed by the Constituent Corporations in the office of the Washington Secretary of State pursuant to Section 23B.11.050 of the Washington Business Corporation Act and the office of the Nevada Secretary of State pursuant to Section 92A.200 of the Nevada General Corporation Law, or at such time thereafter as is provided in such Articles of Merger.

6.         Abandonment. At any time before the effective date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either the Merging Corporation or the Surviving Corporation or both, notwithstanding the approval of this Agreement by the shareholders of the Merging Corporation or by the shareholders of the Surviving Corporation, or by both.

7.         Amendment. At any time before or after approval by the shareholders of the Constituent Corporations, this Agreement may be amended in any manner (except that any of the principal terms may not be amended without the approval of the shareholders of the Constituent Corporations), as may be determined in the judgment of the respective Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient in order to clarify the intention of the parties thereto or to effect or facilitate the purpose and intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed on the date first above written.

"MERGING CORPORATION"	"SURVIVING CORPORATION"

HUNTMOUNTAIN RESOURCES	HUNTMOUNTAIN RESOURCES MERGER CO.

By____________________________	By________________________________
Tim Hunt, President	Tim Hunt, President

APPENDIX D

Rights of Dissenting Stockholders

NRS 92A.300 Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310 “Corporate action” defined. “Corporate action” means the action of a domestic corporation.

NRS 92A.315 “Dissenter” defined. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320 “Fair value” defined. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

NRS 92A.325 “Stockholder” defined. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330 “Stockholder of record” defined. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340 Computation of interest. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

NRS 92A.350 Rights of dissenting partner of domestic limited partnership. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360 Rights of dissenting member of domestic limited-liability company. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

1.    Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.    Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.    Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a)    Consummation of a conversion or plan of merger to which the domestic corporation is a constituent entity:

(1)    If approval by the stockholders is required for the conversion or merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the conversion or plan of merger; or

(2)    If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b)    Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

(c)    Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(d)    Any corporate action not described in paragraph (a), (b) or (c) that will result in the stockholder receiving money or scrip instead of fractional shares.

2.    A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.    There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

(a)    The articles of incorporation of the corporation issuing the shares provide otherwise; or

(b)    The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

(1)    Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

(I)    The surviving or acquiring entity; or

(II)    Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

(2)    A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

2.    There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.    A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

2.    A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

(a)    He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)    He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

NRS 92A.410 Notification of stockholders regarding right of dissent.

1.    If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2.    If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420 Prerequisites to demand for payment for shares.

1.    If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

(a)    Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b)    Must not vote his shares in favor of the proposed action.

2.    If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights must not consent to or approve the proposed corporate action.

3.    A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.    The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.    The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a)    State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)    Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)    Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d)    Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e)    Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1.    A stockholder to whom a dissenter’s notice is sent must:

(a)    Demand payment;

(b)    Certify whether he or the beneficial owner on whose behalf he is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)    Deposit his certificates, if any, in accordance with the terms of the notice.

2.    The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

3.    The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2.    The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are cancelled or modified by the taking of the proposed corporate action.

NRS 92A.460 Payment for shares: General requirements.

1.    Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)    Of the county where the corporation’s registered office is located; or

(b)    At the election of any dissenter residing or having its registered office in this State, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2.    The payment must be accompanied by:

(a)    The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

(b)    A statement of the subject corporation’s estimate of the fair value of the shares;

(c)    An explanation of how the interest was calculated;

(d)    A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

(e)    A copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter’s notice.

1.    A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2.    To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.    A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2.    A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.    If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2.    A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the State, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3.    The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.    The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.    Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)    For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)    For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1.    The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.    The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)    Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)    Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.    In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.    This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.